Exhibit 10.1
AGREEMENT
     THIS AGREEMENT (this “Agreement”) is made as of the 27th day of March, 2008, by and among Taberna Capital Management, LLC, as collateral manager for and on behalf of the CDOs (as defined below) (“Senior Lender”), the holders of the Securities (as defined below), Beachwold Partners, L.P., a Texas limited partnership, and Robert Rothenberg (collectively and individually, “Junior Lender”) and Tarragon Corporation, a Nevada corporation (“Borrower”). William Friedman and Lucy Friedman, Affiliates (as defined below) of Junior Lender (the “Insiders”), have signed to indicate their agreement to be bound by the obligations of Junior Lender under the provisions of Articles 2, 3 and 4 of this Agreement and to make certain representations, warranties and covenants to and for the benefit of Senior Lender.
BACKGROUND
     Borrower has previously issued certain subordinated unsecured notes (as the same may be amended, extended, supplemented, increased, consolidated, renewed or otherwise modified or replaced from time to time, the “Securities”) pursuant to the subordinated indentures between Tarragon Corporation and The Bank of New York Trust Company, National Association (successor to JPMorgan Chase Bank, National Association), as Trustee (together with its successors or assigns, the “Securities Trustee”), dated as of June 15, 2005, September 12, 2005, and March 1, 2006 (as the same may be amended, extended, supplemented, increased, consolidated, renewed or otherwise modified or replaced from time to time, the “Securities Indentures”), as listed more particularly on Schedule 1 attached to this Agreement and made a part hereof.
     Senior Lender is the collateral manager of the following collateralized debt obligations: (i) Taberna Preferred Funding II, Ltd., holder of $37,500,000 of Securities, (ii) Taberna Preferred Funding III, Ltd., holder of $27,500,000 of Securities, (iii) Taberna Preferred Funding IV, Ltd., holder of $24,375,000 of Securities, (iv) Taberna Preferred Funding V, Ltd., holder of $25,000,000 of Securities and (vi) Taberna Preferred Funding VI, Ltd., holder of $10,625,000 of Securities (collectively, the “CDOs”).
     The Insiders are shareholders of Borrower and equity owners of Junior Lender. Pursuant to a letter agreement between Borrower and Junior Lender, Borrower issued the Existing Note (as defined below) to Junior Lender. An accurate and complete copy of the Existing Note as of the date of this Agreement is attached hereto as Exhibit “A.”
     Senior Lender and Junior Lender have previously agreed pursuant to letter agreements dated October 31, 2007, November 29, 2007, and January 8, 2008, that for a period of days stated in each such letter, and ending on January 14, 2008 (the “Standstill Period”) (i) Senior Lender will not send (or cause to be sent to) Borrower a Notice of Default as provided under Section 5.1(c) of each of the indentures for the Securities with respect to the Events of Default described in such letter agreement (the “Existing Defaults”) and (ii) it will cause each holder of the Securities (or instruct the Securities Trustee) to waive the Existing Defaults during the Standstill Period. Borrower acknowledges the Existing Defaults and that, but for the Standstill Period and this Agreement, upon the request of Senior Lender, the Securities Trustee is entitled to exercise its rights and remedies under the Securities Documents (as defined below) and applicable law, including without limitation to accelerate the entire principal balance due under the Securities (including all interest and other charges). Junior Lender and Borrower have requested that Senior Lender continue to forbear from providing such notice and exercising such rights, on the terms and conditions set forth in this Agreement. Senior Lender is unwilling to forbear from exercising such rights unless the rights of Junior Lender under the Existing Note are limited as set forth herein.
     In consideration of the representations, warranties, covenants and agreements of the parties, Senior Lender, Junior Lender and Borrower are willing to execute and deliver this Agreement, and the Insiders have signed below to indicate their agreement to be bound by certain of its provisions.
     NOW, THEREFORE, in consideration of the foregoing, the Senior Lender, Junior Lender and Borrower hereby covenant and agree as follows intending to be legally bound:
ARTICLE I
DEFINED TERMS
     Section 1.01 Definitions. Unless otherwise defined herein, all capitalized terms used herein and defined in the Securities Documents are used as therein defined. The following terms shall have the meanings herein specified unless the context otherwise requires (such meanings to apply to such terms in both the singular and plural forms):
     “Affiliate” shall mean, with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.
     “Agreement” shall have the meaning provided in the preamble.
     “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.
     “CDOs” shall have the meaning provided in the Background Section.
     “Control” shall mean, with respect to a specified person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such specified person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Covenant Default” shall mean any Event of Default under, and as defined in, the Securities Indentures arising under Section 5.1(c) of each Securities Indenture due to Borrower’s failure to comply with the financial covenants of Sections 10.5(a) or 10.5(b) of any of the Securities Indentures at any time with respect to any period ending on or prior to September 30, 2009.
     “Default” shall mean (a) an Event of Default under, and as defined in, the Securities Indentures, other than the Existing Defaults or any existing or future Covenant Defaults or (b)

Borrower or Junior Lender shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or in the Option Agreement.
     “Enforcement Action” shall mean the commencement of the exercise of any remedies against Borrower or its property including, without limitation, the commencement of any litigation or proceeding, including the commencement of any foreclosure proceeding, the exercise of any power of sale, the sale by advertisement, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any enforcement action against, or the taking of possession or control of, any of the property of Borrower, but specifically excludes (a) requests and demands made upon Borrower by delivery of notices to Borrower and the cure by Junior Lender of any default by Borrower under the Securities Documents as provided herein, (b) the filing of claims in any Insolvency Proceeding concerning Borrower as may be required to protect and preserve the right of Junior Lender to participate in such Insolvency Proceeding as creditor and to participate in distributions of assets of Borrower with respect to the Junior Indebtedness after payment and satisfaction in full of the Senior Indebtedness, but subject in all respects to the rights of the Senior Lender under and as provided in this Agreement and without in any way impairing or affecting the right of the Senior Lender to require performance and observance by Junior Lender of or the obligations of Junior Lender to perform and observe the covenants, undertakings and agreements of Junior Lender under and as provided in this Agreement.
     “Existing Defaults” shall have the meaning provided in the Background Section.
     “Existing Note” means, collectively, (a) the letter agreement dated January 7, 2008, among Borrower and Junior Lender, (b) the unsecured promissory note dated January 7, 2008, made by Borrower in favor of Beachwold Partners, L.P. in the original principal amount of $26,032,861.12 and (c) the unsecured promissory note dated January 7, 2008, made by Borrower in favor of Robert Rothenberg in the original principal amount of $10,000,000.00, as each may be amended, extended, supplemented, increased, consolidated, renewed or otherwise modified or replaced from time to time.
     “Expiration Date” shall have the meaning provided in Section 2.02(a).
     “Friedman Family” means (a) Mr. William Friedman and Ms. Lucy Friedman, each individually and jointly as husband and wife (including as tenants by the entireties); (b) any of their respective family members, including, without limitation, any of their respective parents, children, aunts, uncles or first cousins, (c) any person who would be the heir or descendant of any individual person described in clause (a) or (b) above if he or she were not living and (d) any entity (including any trust) under the Control of any of the foregoing; provided that, for purposes of this Agreement, none of Junior Lender, Borrower or any person under the Control of Borrower shall be considered part of the Friedman Family, unless any such other person falls within the definition of Friedman Family other than by reason of being under the Control of Borrower.
     “Insiders” shall have the meaning provided in the preamble.
     “Insolvency Proceeding” shall mean any proceeding under the Bankruptcy Code or any other insolvency, liquidation, reorganization or other similar proceeding concerning Borrower any action for the dissolution of Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of Borrower or any other action concerning the adjustment of the debts of Borrower the cessation of business by Borrower except following a sale, transfer or other disposition of all or substantially all of the assets of Borrower in a transaction permitted under the Securities Documents, if any.
     “Junior Indebtedness” shall mean, collectively, all of the indebtedness, liabilities and obligations of Borrower to Junior Lender evidenced by the Existing Note, including interest thereof and any other amounts payable in respect thereof or in connection therewith.
     “Junior Lender” shall have the meaning provided in the preamble.
     “Option” shall have the meaning provided in Section 2.07.
     “Option Agreement” shall have the meaning provided in Section 2.07.
     “Permitted Indebtedness” shall mean secured, unsecured, mezzanine or similar indebtedness for borrowed money incurred from Borrower’s existing lenders (including Junior Lender) or other lenders that are not Affiliates and that are similar to lenders with which Borrower has existing relationships that (a) is expressly subordinated to the Securities by its terms, (b) is trade debt incurred in the ordinary course of business, (c) [INTENTIONALLY DELETED], (d) is incurred to extend, refinance or replace any indebtedness existing as of the date of this Agreement or otherwise constitutes Permitted Indebtedness, (e) is a guarantee of project-level indebtedness incurred in the ordinary course of Borrower’s business consistent with past practices by wholly owned subsidiaries of Borrower or joint venture investments with a non-Affiliate of Borrower, (f) is incurred directly or as a guarantee of any deficiency indebtedness resulting from the sale or disposition of mortgaged property for less than the indebtedness secured by such property by wholly owned subsidiaries of Borrower or joint venture investments with a non-Affiliate of Borrower or (g) is incurred with the prior written consent of Senior Lender.
     “Plan Voting Rights” shall mean, with respect to any person, the rights of such person to vote to approve or reject any plan or reorganization in respect of Borrower in an Insolvency Proceeding.
     “Prohibited Payment” shall have the meaning provided in Section 2.06.
     “Senior Indebtedness” shall mean, collectively, all of the indebtedness, liabilities and obligations of Borrower to Senior Lender or the CDOs pursuant to the Securities or the Securities Documents.
     “Securities” shall have the meaning provided in the Background Section.
     “Securities Documents” shall have the Securities Indentures, the Securities, the Securities Purchase Agreements and each other agreement, instrument or other document executed or delivered in connection therewith.

     “Securities Indentures” shall have the meaning provided in the Background Section.
     “Securities Purchase Agreements” shall mean, collectively, (a) the Purchase Agreement dated as of June 15, 2005, between Borrower and Merrill Lynch International, (b) the Purchase Agreement dated as of September 12, 2005, between Borrower and Merrill Lynch International and (c) the Purchase Agreement dated as of March 1, 2006, among Borrower, Taberna Preferred Funding IV, Ltd. and Merrill Lynch International.
     “Securities Trustee” shall have the meaning provided in the Background Section.
     “Senior Lender” shall have the meaning provided in the preamble.
     “Senior Parties” shall mean Senior Lender, the CDOs and Securities Trustee.
     “Standstill Agreement” shall have the meaning provided in Section 2.04.
ARTICLE II
SUBORDINATION; STANDSTILL; PAYMENTS; OPTION
     Section 2.01 Permanent Subordination. Junior Lender hereby agrees that the Junior Indebtedness is and shall be permanently subordinated, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full of the Senior Indebtedness. Except as permitted under this Agreement, no payment shall be made by or on behalf of Borrower or any person under the Control of Borrower for or on account of any Junior Indebtedness, and neither Junior Lender nor any member of the Friedman Family shall take or receive from Borrower or any person under the Control of Borrower, directly or indirectly, or seek to collect from Borrower or any person under the Control of Borrower, in cash or other property or by setoff or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Junior Indebtedness, or exercise any right or remedy otherwise available to Junior Lender. To the fullest extent permitted by law, Junior Lender waives all rights of setoff or charging or other claims it may have against any property of Borrower or any person under the Control of Borrower.
     Any prohibition of payment of Junior Indebtedness pursuant to this Agreement shall encompass any direct or indirect payment (whether in cash, property or securities, any form of compensation from Borrower), or by way of set-off, counterclaim, or otherwise, and whether made to Junior Lender or to any Insider or any other entity for the benefit of Junior Lender or any Insider of Junior Indebtedness, provision of any sinking fund for Junior Indebtedness, any redemption, retirement, purchase or other acquisition of Junior Indebtedness, any provision for defeasance of Junior Indebtedness, any provision of any letter of credit, guaranty or surety obligation to provide for payment of Junior Indebtedness and any provision for any collateral security for Junior Indebtedness, in each of the foregoing cases whether by Borrower or any person under the Control of Borrower. Borrower and Junior Lender shall give Senior Lender prior written notice of any payment of compensation permitted by this Section (other than periodic and regularly scheduled salary payments in accordance with the 8K Cap (as defined below) or the financial information provided to Senior Lender in writing, both pursuant to the following sentence).
     The foregoing paragraph shall not apply to payments by Borrower to William Friedman of compensation or other amounts payable with respect to current and existing employment with Borrower to the extent that such compensation or other amounts are made in the ordinary course of Borrower’s business, are consistent with past practices, do not, for any fiscal year of Borrower, exceed the 8K Cap, cumulatively with all other compensation paid to William Friedman, in whatever form or manner (subject to the proviso below), and (i) have been approved in advance in writing (including any approval evidenced by board minutes) by a majority of the disinterested members of Borrower’s board of directors, or are (ii) expressly permitted in writing by Senior Lender; provided, however, that for purposes of determining payments of compensation by Borrower to William Friedman, only compensation paid in cash shall be included in such computation, and no amount shall be included in respect of compensation paid in the form of equity or other non-cash compensation (provided that such equity or non-cash compensation complies with the other provisions of this Agreement, including without limitation all requirements for subordination of the form of such compensation to Borrower’s obligations to the holders of the Securities pursuant to this Agreement and the Securities; and further provided that payments of salary cumulatively in excess of the 8K Cap shall require the prior written, specific approval of Senior Lender). As used in this Agreement, the term “8K Cap” shall mean the amount of salary and bonus compensation per fiscal year of Borrower as follows: (a) Nine Hundred Thousand Dollars ($900,000) for fiscal year 2008; (b) Nine Hundred and Forty Thousand Dollars ($940,000) for fiscal year 2009; and (c) Nine Hundred and Eighty-four Thousand Dollars ($984,000) for fiscal year 2010 and each fiscal year thereafter.
     Notwithstanding any other provision of this Section 2.01, Borrower may, subject to express subordination to the Senior Indebtedness and approval by Senior Lender hereunder pursuant to the provisions of section 2.08, deliver to William Friedman equity securities of Borrower, or additional indebtedness of Borrower (i) as compensation pursuant to the preceding paragraph, or (ii) into which the Junior Indebtedness may be converted or which may be issued in payment of the Junior Indebtedness or any interest thereon, including any payment-in-kind interest.
     Borrower and Junior Lender may amend, extend, supplement, increase, consolidate, renew or otherwise modify or replace the Existing Note from time to time so long as any such amendment, extension, supplement, increase, consolidation, renewal or other modification or replacement, and the Junior Indebtedness evidenced thereby, shall be subject to this Agreement in all respects, and Junior Lender shall provide Senior Lender prior written notice of any such amendment, extension, supplement, increase, consolidation, renewal or other modification or replacement.
     Notwithstanding anything herein to the contrary, Senior Lender agrees that Borrower may, subject to Section 2.08, (a) pay Junior Lender cash interest or dividends on the principal amount of the Junior Indebtedness (including any accrued and unpaid interest added to the principal amount of the Junior Indebtedness) or any equity securities into which the Junior Indebtedness may be converted at a rate not to exceed 5% per annum, (b) convert the Junior Indebtedness into equity securities of Borrower and (c) issue equity securities of Borrower or additional indebtedness of Borrower that is subordinated to the Senior Indebtedness hereunder to Junior Lender in payment of the Junior Indebtedness or any interest thereon, including payment-in-kind interest;
provided, however, that compliance with Section 2.08 shall not be required in the case of Junior Lender’s payment of interest on Junior Indebtedness (including payment-in-kind interest) or conversion of Junior Indebtedness into equity securities of Borrower which are otherwise subject to and compliant with this Agreement, and further provided that any such action contemplated by clause (a) shall have been approved by a majority of the disinterested members of Borrower’s board of directors, and further provided that such payments may be made only so long as (i) no Default has occurred and is continuing, (ii) immediately after giving effect to such payment, Borrower has unrestricted cash in an amount in excess of $10,000,000, (iii) such interest payments are made on a quarterly basis during a ten day period commencing after all interest and other fees or charges (other than principal) due to Senior Lender under the Securities Indentures at such time has been paid in full and (iv) such payment is not made until the expiration of the period commencing with the date of this Agreement and ending on the date six months from date of agreement),.
     Section 2.02 Standstill; Limitation on Junior Lender Rights.
     (a) Notwithstanding Junior Lender’s rights under applicable law or any provision of the Existing Note to the contrary, Junior Lender hereby acknowledges and agrees that it shall not (A) accelerate the Junior Indebtedness or any portion thereof, or (B) take any Enforcement Action until, in any case, the earlier of (i) ninety-one (91) days following the satisfaction in full of the Senior Indebtedness, or (ii) ninety-one (91) days following the acquisition of the Senior Indebtedness under the Option (collectively, the “Expiration Date”). Junior Lender hereby waives any right it may have to require that any party marshal any assets of Borrower in favor of Junior Lender, and Junior Lender agrees that it shall not acquire, by subrogation or otherwise, any lien, estate, right or other interest in any of the property of Borrower or the proceeds therefrom.
     (b) Until the Expiration Date, Junior Lender hereby covenants and agrees that it will not acquiesce, petition or otherwise invoke or cause any other person to invoke the process of the United States of America, any state or other political subdivision thereof or any other jurisdiction, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining an Insolvency Proceeding.
     Section 2.03 Non-Interference by Junior Leader. Until the Expiration Date, Junior Lender shall not exercise any pledge or substitute any member of Borrower or institute any judicial or administrative proceeding against Borrower, the Securities Trustee, the Senior Lender or any holder of Securities or any interest therein, direct or indirect which directly or indirectly would, or could reasonably be expected to interfere with, prejudice, impart or delay the exercise by any of those parties of any rights and remedies in respect of Borrower, any property of Borrower, whether arising under the Securities Documents or this Agreement or otherwise. Without limiting the generality of the foregoing, in the event of an Insolvency Proceeding, Junior Lender shall not object to or oppose any efforts by the Senior Lender, Securities Trustee or any holder of the Securities or their representatives to obtain relief from the automatic stay under

Section 362 of the Bankruptcy Code or to seek to cause such entity’s bankruptcy estate to abandon the property or Borrower (or any portion thereof).
     Section 2.04 Existing and Covenant Default Standstill. Notwithstanding Senior Lender’s rights under applicable law or any provision of the Securities Documents, Senior Lender hereby acknowledges and agrees that it shall not allege, act upon or exercise any of its rights or remedies under the Securities Documents or applicable law with respect to the Existing Defaults or any existing or future Covenant Default (the “Standstill Agreement”) until the earlier of (a) September 30, 2009; (b) the date on which an Insolvency Proceeding is commenced by or against Borrower; (c) the date on which any payment due under the Securities is not made; (e) Borrower incurs any unsecured, mezzanine or similar indebtedness for borrowed money that is not Permitted Indebtedness; or (d) the date of a Default.
     Senior Lender agrees that for the period during which the Standstill Agreement is in effect, Senior Lender will not send (or cause to be sent to) Borrower a Notice of Default as provided under Section 5.1(c) of each Securities Indentures with respect to the Existing Defaults or any existing or future Covenant Default and (ii) it will cause each holder of the Securities (or instruct the Securities Trustee) to waive the Existing Defaults or any existing or future Covenant Default during such period; provided that nothing in this Agreement or the Option Agreement shall waive any other rights of Senior Lender with respect to the Existing Defaults, or concerning any time period when the Standstill Agreement is not in effect.
     Senior Lender reserves all rights under applicable law and the Securities Documents with respect to (i) any Event of Default under, and as defined in, the Securities Indentures other than the Existing Defaults or (ii) any Default.
     Section 2.05 Assignment of Voting Rights. Junior Lender hereby absolutely, irrevocably and unconditionally assigns and sets over to the Senior Lender all of Junior Lender’s Plan Voting Rights in any Insolvency Proceeding respecting Borrower until such time as ninety-one (91) days have elapsed after the day on which the Senior Indebtedness has been repaid in full.
     Section 2.06 Distributions Held in Trust. If either Junior Lender or any member of the Friedman Family shall receive any payments from Borrower, or cash distributions in respect of, or other proceeds of, any property of Borrower (including, without limitation, (i) any distribution arising directly or indirectly from any lien of the Senior Lender or of the Securities Trustee being avoided, declared to be fraudulent, or otherwise set aside under the provisions of any law governing fraudulent conveyances or transfers, and (ii) any distribution arising directly or indirectly by reason of or in connection with an Insolvency Proceeding), not permitted by this Agreement and in excess of what Junior Lender is entitled to pursuant to the Existing Note (or would have been entitled to if such Insolvency Proceeding had not occurred or if any such lien had not been avoided, declared to be fraudulent, or otherwise set aside under the provisions of any law governing fraudulent conveyances or transfers)(a “Prohibited Payment”), Junior Lender or such member of the Friedman Family shall hold the same in trust, as trustee, for the benefit of the Senior Lender or of the Securities Trustee, shall not credit such amount against the Junior Indebtedness, and shall promptly deliver the same to or at the direction of the Senior Lender or of the Securities Trustee, for the benefit of the Senior Lender or of the Securities Trustee in precisely the form received (except for the endorsement or assignment thereof by such Junior

Lender or such member of the Friedman Family without recourse or warranty), it being understood that it is the intention of the parties that until the Senior Indebtedness (without regard to any modifications thereof arising by reason of or in connection with an Insolvency Proceeding) is repaid in full, the Securities Trustee shall receive all proceeds relating to any realization upon, distribution in respect of or interest in any of the property of Borrower as and to the extent set forth in the Securities Documents. In the event either Junior Lender or any member of the Friedman Family fails to make any such endorsement or assignment, the Senior Lender, or any of its officers or employees, is hereby irrevocably authorized to make the same, and for such purpose Junior Lender and the Friedman Family hereby irrevocably constituting and appoints each of them as its proxy and attorney-in-fact with full power of substitution to do so, which appointment is coupled with an interest.
     Section 2.07 Option. Simultaneously with the signing of this Agreement, and in consideration for the benefits provided to Borrower and to Junior Lender under this Agreement, Senior Lender has issued, as collateral manager of the CDOs, an option (the “Option”) to Junior Lender (pursuant to the Option Agreement (the “Option Agreement”) attached hereto as Exhibit “B”) for the Junior Lender, or its nominee or assignee, to purchase all, but not less than all, of the Securities on the terms and conditions stated in the Option Agreement. The Option is assignable by Junior Lender subject to the terms stated in the Option Agreement (a) to Borrower without the consent of Senior Lender and (b) to any other person with the prior written consent of Senior Lender, which will not be unreasonably withheld.
     Section 2.08 Subordination of Indebtedness or Compensation. In all cases where Borrower proposes to incur indebtedness after the date of this Agreement or to incur an obligation to pay compensation (other than salary) payable pursuant to Section 2.01, other than Permitted Indebtedness, or interest on Junior Indebtedness (including payment-in-kind interest), (i) such indebtedness or obligation to pay compensation shall be expressly subordinated to the Securities as set forth in this Agreement, and (ii) such indebtedness or obligation to pay compensation must be set forth in a writing which Senior Lender, in its sole, unfettered discretions has determined in writing is satisfactory to it in form and in substance prior to the issuance of such indebtedness by Borrower or payment of such compensation by Borrower. Notwithstanding the foregoing, the language contained in Exhibit “C” sets forth provisions which Junior Lender and Borrower agree must appear, in substantially the form set forth on that schedule, subject to modification as needed, in each instrument evidencing such indebtedness or obligation to pay compensation, and which shall be deemed satisfactory evidence of such subordination without the prior approval of Senior Lender.
     Section 2.09 No Further Advances. Borrower and Junior Lender acknowledge and agree that the Senior Parties have no obligation to advance any additional funds to Borrower or Junior Lender under the Securities Documents or this Agreement.
ARTICLE III
NOTICE OF DEFAULT;
SUBSTITUTE PERFORMANCE CONSENT
     Section 3.01 Notice of Default. In the event of a default by Borrower under the Existing Note, Junior Lender will provide to the Senior Lender a copy of any related notice of default delivered to Borrower and such notice shall be sent to the Senior Lender in the manner provided for in Section 5.01.
     Section 3.02 Performance by Junior Lender; Waiver of Subrogation. Senior Lender shall accept performance by Junior Lender or any member of the Friedman Family of any of the obligations of Borrower within the cure period, if any, set forth in the Securities Documents as though performed by Borrower. Notwithstanding any such performance by Junior Lender or a member of the Friedman Family of any such obligations of Borrower, Junior Lender and each member of the Friedman Family hereby absolutely and irrevocably waives, to the fullest extent permitted by applicable law, any rights it may have, by contract, at law or in equity, to be subrogated to the Senior Lender’s or the Securities Trustee’s rights against Borrower under the Securities Documents or any lien created thereby on any property of Borrower until the Expiration Date.
     Section 3.03 Consent by Junior Lender. Junior Lender hereby consents and agrees that any lawful action taken by or on behalf of the Senior Lender or the Securities Trustee in the exercise of the Senior Lender’s or the Securities Trustee’s rights and/or remedies under the Securities Documents are hereby deemed to be consented to and approved by Junior Lender in all respects.
     Section 3.04 Cross Default. Any Default shall constitute an Event of Default under, and as defined in, the Securities Indentures, as a result of which any Senior Party may exercise any and all of its rights and remedies under the Securities Indentures, and any of its rights and remedies at law or in equity.
     Section 3.05 Equitable Relief. Without limiting the generality of any other provision of this Agreement, Borrower and Junior Lender acknowledge and agree that a breach or threatened breach by them of any of the provisions contained in Article II or Sections 4.08 or 5.18 of this Agreement (the “Performance Sections”) would result in irreparable harm and ongoing damages to Senior Parties, and that the Senior Parties may not be adequately compensated for such damages by the payment of the money damages awarded by a court. Borrower and Junior Lender therefore agree that in the event of any such breach or threatened breach of a Performance Section, and in addition to any other remedies available to the Senior Parties at law or otherwise, Senior Parties shall be entitled as a matter of right to apply to a court of competent jurisdiction for relief by way of injunction, restraining order, decree or otherwise as may be appropriate to ensure compliance by Borrower and Junior Lender with any Performance Section of this Agreement. Borrower and Junior Lender agree that all provisions in those Performance Sections are reasonable, necessary and fundamental to the protection of the business of the Senior Parties and are reasonable in relation to the potential harm to the Senior Parties from a breach by Borrower or Junior Lender.
ARTICLE IV
ADDITIONAL REPRESENTATIONS AND COVENANTS
     Section 4.01 Representations and Warranties of Junior Lender. Junior Lender hereby represents and warrants to the Senior Lender, which representations and warranties are true in all respects as of the date hereof, as follows:

          (i) Junior Lender has the power, authority and legal right to execute, deliver and perform this Agreement. This Agreement has been duly authorized by all necessary action of Junior Lender, duly executed and delivered by Junior Lender and constitutes a valid and binding obligation of Junior Lender enforceable against Junior Lender in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
          (ii) Neither the execution, delivery or performance by Junior Lender of this Agreement nor compliance by it with the terms and provisions hereof (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality or (b) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Junior Lender pursuant to the terms of any indenture, mortgage, mortgage, credit agreement, loan agreement, partnership agreement or any other agreement, contract or instrument to which Junior Lender is a party or by which it or any of its property or assets is bound or to which it may be subject.
          (iii) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (a) the execution, delivery and performance by Junior Lender of this Agreement, or (b) the legality, validity, binding effect or enforceability of this Agreement with respect to Junior Lender.
          (iv) Junior Lender entered into the transactions contemplated by the Existing Note without reliance upon any information or advice from the Senior Lender. Junior Lender made its own underwriting analysis in connection with the transactions contemplated by the Existing Note, its own credit review of Borrower and investigated all matters pertinent, in Junior Lender’s judgment, to its determination to enter into the transactions contemplated by the Existing Note and to execute and deliver the Existing Note.
          (v) No consent approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party is required to be made or obtained by Junior Lender in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.
          (vi) The written information prepared by or furnished by or on behalf of Junior Lender, including any exhibit, document, certificate or schedule furnished to Senior Lender, but excluding financial projections, when taken as a whole, does not contain any untrue statement of material fact, or omit to state a material fact necessary to make any statement of fact contained therein, in light of the circumstances when made, not misleading. Any financial projections prepared by or furnished by or on behalf of Borrower to Senior Lender were prepared on behalf of Borrower in good faith after taking into account information, assumptions and estimates considered by management of Borrower to be reasonable at the time. Junior Lender has disclosed to Senior Lender in any and all facts which could reasonably be expected to have a material and adverse effect on the business, operations or financial condition of Borrower and its subsidiaries, taken as a whole.
     Section 4.02 Representations and Warranties of Borrower. Borrower hereby represents and warrants to the Senior Lender, which representations and warranties are true in all respects as of the date hereof, as follows:
          (i) No consent approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party is required to be made or obtained by Borrower in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.
          (ii) The written information prepared by or furnished by or on behalf of Borrower, including any exhibit, document, certificate or schedule furnished to Senior Lender, but excluding financial projections, when taken as a whole, does not contain any untrue statement of material fact, or omit to state a material fact necessary to make any statement of fact contained therein, in light of the circumstances when made, not misleading. Any financial projections prepared by or furnished by or on behalf of Borrower to Senior Lender were prepared on behalf of Borrower in good faith after taking into account information, assumptions and estimates considered by management of Borrower to be reasonable at the time.
          (iii) Except as disclosed on Schedule 4.02(iii) or in the financial statements and reports of Borrower attached as Exhibit “D”, Borrower does not have any secured indebtedness or indebtedness senior to the Securities other than Permitted Indebtedness.
          (iv) Except as disclosed on Schedule 4.02(iv), the representations and warranties made by Borrower in the Securities Purchase Agreements are true and correct in all material respects as of the date of this Agreement, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.
     Section 4.03 Representations and Warranties of Junior Lender, Borrower and Insiders. Borrower, Junior Lender and the Insiders (each individually and jointly and severally) hereby represent and warrant to the Senior Lender, which representations and warranties are true in all respects as of the date hereof, as follows:
          (i) Schedule 4.03(i) sets forth all of the business relationships or interests (whether as shareholders, lenders, creditors, parties to an agreement or in any other capacity) between Borrower and any person under the Control of Borrower, on one hand, and Junior Lender, the Insiders and the Friedman Family, on the other. Schedule 4.03(i) also lists all amounts (A) paid to or on behalf of Junior Lender, the Insiders or any member of the Friedman Family from Borrower or any person under the Control of Borrower since January 1, 2007___(whether or not such payments or interests have been or were required to be disclosed in any public filing by Borrower), and (B) to be paid to or on behalf of Junior Lender, any Insider or member of the Friedman Family after the date of this Agreement (excluding (a) compensation paid, whether cash, equity or other rights, and other amounts payable with respect to employment with Borrower, (b) amounts paid under the Existing Notes and subject to the terms of this Agreement, and (c) amounts paid under the Agreements listed on Schedule 4.03(ii)).

          (ii) Schedule 4.03(ii) sets forth a list of all leases, contracts, agreements or other arrangements of any sort between Borrower and any person under the Control of Borrower, on one hand, and Junior Lender, the Insiders and the Friedman Family, on the other. All material obligations of Borrower or any person under the Control of Borrower to Junior Lender, any Insider or any member of the Friedman Family are listed on Schedule 4.03(ii).
          (iii) The total amount of the consolidated indebtedness of Borrower outstanding at any time (including all Permitted Indebtedness) does not and shall not exceed an amount equal to 80% of the consolidated indebtedness of Borrower as of September 30, 2007, without the prior written consent of Senior Lender.
     Section 4.04 Representations and Warranties of Senior Lender. Senior Lender hereby represents and warrants to Borrower and Junior Lender, which representations and warranties are true in all respects as of the date hereof, that (a) the CDOs are the holders of 100% of the Securities, (b) Senior Lender has been authorized by the CDOs to execute, deliver and perform this Agreement and the Option Agreement on behalf of the CDOs and (c) by Senior Lender’s execution hereof and thereof, this Agreement and the Option Agreement constitute valid and binding obligations of the CDOs enforceable against the CDOs in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
     Section 4.05 Reaffirmation of Indebtedness. Borrower and Junior Lender acknowledge and agree that the amounts set forth on Schedule 4.05 to this Agreement represent the entire principal balance and unpaid interest on the Senior Indebtedness and the Junior Indebtedness as of the date of this Agreement, all of which Borrower and Junior Lender confirm are owing without off-set, counterclaim, recoupment or defense as and when due under the terms of the Existing Note and the Securities Documents (at maturity, by acceleration or otherwise under the terms of the Securities Indentures, the Existing Note or this Agreement). Borrower and Junior Lender acknowledge that all of the agreements, documents and other matters described in Schedule 1 and attached as Exhibit A evidencing the Junior Indebtedness and the Senior Indebtedness remain in full force and effect, without amendment, and are legally valid, effective, binding upon and enforceable against Borrower and Junior Lender, and that no default has occurred (or will occur, with the passage of time or the giving of notice) thereunder.
     Section 4.06 Other Information. From the date hereof until the termination of this Agreement, and subject to applicable law, Borrower shall furnish to Senior Lender during such period, upon reasonable notice, all such information relating to Borrower as Senior Lender may from time to time reasonably request; provided that prior to the furnishing of such information Senior Lender shall have executed a confidentiality agreement, in form and substance reasonably satisfactory to Borrower, with respect to such information (the “Confidentiality Agreement”). Any information provided to or obtained by Senior Lender pursuant to this Section 4.06 shall be subject to the Confidentiality Agreement and must be held by Senior Lender in accordance with and be subject to the terms of the Confidentiality Agreement.
     Section 4.07 Voluntary Action. This Agreement and the documents executed pursuant to it hereof are executed and delivered at the request of Borrower and Junior Lender. In executing this Agreement and such documents, neither Borrower nor Junior Lender is acting under any duress, undue influence or misrepresentation by Senior Lender, its agents, attorneys or employees, and the execution by Borrower and Junior Lender of this Agreement and said related documents represents the free and voluntary act of Borrower and Junior Lender.
     Section 4.08 Carryover of this Agreement in the Event of Bankruptcy. The following provisions contained in this Section 4.08 are of particular applicability in the event that Borrower files for relief under the Bankruptcy Code, or an order of relief is entered under the Bankruptcy Code:
          (i) Borrower and Junior Lender agree that, in the event Borrower files with any bankruptcy court of competent jurisdiction, or is subjected to any petition under the Bankruptcy Code which results in the entry of an order of relief under the Bankruptcy Code, Senior Lender and the Securities Trustee shall have relief from the automatic stay under §362 of the Bankruptcy Code effective as of the date of the entry of the order for relief, and such relief shall include but shall not be limited to modification of the stay to enforce the provisions of this Agreement;
          (ii) Borrower and Junior Lender agree that if Borrower is a debtor in a Chapter 11 proceeding under the Bankruptcy Code, and the bankruptcy court enters a cash collateral order, or any order affecting the rights of any Secured Party, or of Senior Lender hereunder, or under the Senior Indebtedness, then, subject to court approval, that order shall provide that if Borrower does not file a plan of reorganization within the 120-day exclusive period provided by §1121(b) of the Bankruptcy Code, Senior Lender and each Secured Party shall, without the necessity of any additional notice to the debtor or to other creditors, any hearing or any further order of the court, have immediate relief from stay under Bankruptcy Code §362 to implement and enforce the provisions of this Agreement, and Borrower shall not file any pleading to oppose said relief from the automatic stay.
          (iii) Borrower and Junior Lender agree that neither this Agreement, nor any or all transfers or transactions contemplated by this Agreement shall be deemed voidable transfers pursuant to the Bankruptcy Code, including but not limited to transfers under Sections 544, 547 or 105 of the Bankruptcy Code.
          (iv) For purposes, specifically of Section 4.08, the subordination set forth in Section 2.01 shall continue in full force and effect.
          (v) For purposes, specifically of Section 4.08, of the Agreement, all parties agree that they have been advised by counsel of the legal consequences of these provisions in an Insolvency Proceeding pursuant to the Bankruptcy Code and understand and agree to such consequences.
     Section 4.09 Release and Waiver of Claims; Covenant Not to Sue. In consideration for the benefits provided to Borrower, Junior Lender and the Friedman Family under this Agreement and the Option Agreement, Borrower and Junior Lender and their heirs, executors, administrators, personal representatives, successors and assigns, individually and as current or former partners, officers, directors or shareholders of any corporation, partnership, limited liability company or other entity (collectively, the “Releasors”), remise, release, quitclaim and forever discharge Senior Lender and the Securities Trustee, any holder of the Securities, and all holders of the CDOs, any trustee of the CDOS, and any other corporation, partnership, trust or other entity controlled by, controlling or under common control with the any of them, and their respective employees, officers, directors, contractors, shareholders, partners, agents, attorneys (including without limitation Spector Gadon & Rosen, P.C., and each of its shareholders and employees), accountants, heirs, executors, administrators, Affiliates and personal representatives (collectively, the “Releasees”), of and from any and all damages, losses, expenses, claims, demands, actions, causes of action, suits, judgments, orders, decrees, and any execution thereon, whether at law, in equity or otherwise, which Releasors had, have on the date of this Agreement, of any kind of nature whatsoever, past, present or future, known or unknown, and whether the same were or could have been discovered, against any other party, fixed or contingent, from the beginning of time to the date of these presents and forever, under the laws of any state or the United States of America, or any other nation, which Releasors may have or claim to have against Releasees as a result of (i) with respect to Borrower or Junior Lender, any transaction or agreement between Releasors and Releasees and (ii) with -respect to the Friedman Family, the transactions contemplated by the Securities Documents and this Agreement; provided that the foregoing shall not be construed to excuse the Releasees from liability to the Releasors (i) to the extent resulting from a breach on the part of the Releasees of their obligations under the terms of this Agreement or the Securities Documents and (ii) arising from the bad faith, gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) of the Releasees.
          Releasors covenant and agree not to file a lawsuit or any action to assert any claims described above against Releasees. If Releasors do, equitable relief shall be available to Releasees to, inter alia, preclude Releasors from pursuing any such action and entitle Releasees to payment from Releasors of any attorneys fees, costs and expenses which may be incurred as a result of responding to or defending against any such action.
ARTICLE V
MISCELLANEOUS
     Section 5.01 Notices. All notices requested hereunder or pertaining hereto shall be in writing, shall be deemed delivered and effective upon the earlier of (a) delivery, or (b) refusal of the addressee to accept delivery or failure of delivery after at least one attempt, in each case under this clause (b) as such events are recorded in the ordinary business records of the delivery entity, if such notice is sent by a nationally recognized express courier service, with all charges prepaid or charged to the sender’s account, or by the United States Postal Service, certified or registered, return receipt requested, and with all postage and other charges prepaid, in either case to the applicable addresses as set forth in this Agreement, and shall be addressed as follows:
If to Senior Lender:
Taberna Capital Management, LLC
2929 Arch Street
17th Floor
Philadelphia, PA 19104
Attn: Raphael Licht

With a copy to:
Spector Gadon & Rosen, PC
1635 Market Street
Philadelphia, PA 19103
Attn: Paul Rosen
If to Junior Lender:
Beachwold Partners, LP
3100 Monticello Avenue, Suite 200
Dallas, TX 75205
Attention: Kathryn Mansfield
With a copy to:
William S. Friedman
423 West 55th Street, 12th Floor
New York, New York 10019
If to Borrower:
Tarragon Corporation
423 West 55th Street, 12th Floor
New York, NY 10019
Attn: Robert Rothenberg
With a copy to:
Tarragon Corporation
3100 Monticello Avenue, Suite 200
Dallas, TX 75205
Attn: Kathryn Mansfield
or to each such party at such other addresses as such party may designate in a written notice to the other parties. Notices to either the Senior Lender or Junior Lender shall be deemed effective if delivered by the Senior Lender or Junior Lender pursuant to this Section 5.01 notwithstanding the lack of delivery to or receipt by any other party specified in this Section 5.01.
     Section 5.02 Modification. No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.
     Section 5.03 WAIVER OF JURY TRIAL. SENIOR LENDER AND JUNIOR LENDER EACH EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION

WITH ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY AND EVERY RIGHT IT MAY HAVE TO A TRIAL BY JURY.
     Section 5.04 Governing Law.
     (a) This Agreement was negotiated in the State of New York and made and accepted in the State of New York, which jurisdiction the parties agree has a reasonable and substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of enforceability, construction, interpretation, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the local law of the State of New York and any applicable law of the United States of America. To the fullest extent permitted by law, Junior Lender and Borrower hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Agreement.
     (b) Any legal suit, action or proceeding against Junior Lender or the Senior Lender arising out of or relating to this Agreement shall be instituted in any Federal or state court in the State of New York, and Junior Lender waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Junior Lender hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.
     Section 5.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Such counterparts shall constitute but one and the same instrument and shall be binding upon, and shall inure to the benefit of, each of the undersigned individually as fully and completely as if all had signed one instrument.
     Section 5.06 Entire Agreement; Successors and Assigns. This Agreement and the Option Agreement constitute the entire understanding between the parties hereto concerning the subject matter of this Agreement. All representations, warranties, covenants, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and permitted assigns of the parties hereto, including, as to the Senior Lender, without limitation, any holder of the Securities and any Affiliate of the Senior Lender.
     Section 5.07 Third Party Beneficiaries. The Securities Trustee and the CDOs are intended third party beneficiaries of this Agreement; however, nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of any other person other than Borrower, Senior Lender and Junior Lender and Securities Trustee.
     Section 5.08 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 5.09 No Waiver; Cumulative Rights. No waiver shall be deemed to be made by the Senior Lender of any of its rights hereunder, or under the Securities Documents, unless the same shall be in writing and signed by the Senior Lender, and each waiver, if any, shall be a waiver only with respect to the specific instances involved and shall in no way impair the rights of the Senior Lender in any other respect or at any other time. Notwithstanding any other provision of this Agreement, nothing in this Agreement is intended to constitute or be deemed to or construed to constitute a waiver of any existing default with respect to any obligations of Borrower or Junior Lender hereunder, or a waiver, suspension, deferral or modification of any other obligations of Borrower or Junior Lender hereunder. Rights and remedies of Senior Lender under the this Agreement and the Securities Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.
     Section 5.10 Agreement by Borrower. By its execution of this Agreement, Borrower agrees to be bound by the terms hereof, to observe the priorities of payments set forth herein and to conduct their affairs consistently with the terms hereof.
     Section 5.11 Incorporation of Background. The Parties acknowledge the accuracy of each statement in the Background Section of this Agreement, and agree that each statement in that Background section shall be a legally binding and operative part of this Agreement.
     Section 5.12 Continuing Obligation to Pay Attorneys’ Fees, Costs and Expenses. Borrower and Junior Lender agree jointly and severally that they will pay to Senior Lender up to $150,000 (inclusive of any fees and other costs and expenses incurred by Senior Lender in connection with the Option Agreement) of documented reasonable attorneys’ fees and other out-of-pocket costs and expenses incurred by Senior Lender in connection with the negotiation and preparation or this Agreement and all documents described in it, or as a result of the occurrence of any Default, and/or otherwise in connection with the performance of this Agreement and/or the transactions contemplated hereby. Upon signing of this Agreement, Borrowers and Junior Lender will pay Senior Lender One Hundred Fifty Thousand Dollars ($150,000).
     Section 5.13 Press Releases and Public Announcements. Except as the disclosing party may determine to be required by applicable law or any listing agreement with any national securities exchange or The NASDAQ Stock Market, so long as this Agreement is in effect, the parties shall consult with each other before issuing any press release or otherwise making public statements with respect to this Agreement, the Option Agreement and the transactions contemplated hereby and thereby and shall not issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party (which written approval shall not be unreasonably withheld or delayed).
     Section 5.14 Disclosure; Separate Counsel. Borrower and Junior Lender acknowledge that they have been advised and understand that they should seek the advice of independent counsel in connection with this Agreement, particularly Section 4.08, and that they have had the opportunity to seek the advice of independent counsel, and that they have received no representations from Senior Lender or its counsel about the consequences of this Agreement upon Borrower, Junior Lender, or any of their properties.
     Section 5.15 Survival. All of the representations, warranties and covenants of the parties contained in this Agreement shall survive the signing of this Agreement and the performance of the transactions described in it.

     Section 5.16 Construction. The language in this Agreement shall be construed as a whole according to its fair meaning, strictly neither for nor against any party, and without implying a presumption that its terms shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who drafted it. In the event of any inconsistency between this Agreement, on the one hand, and the terms of any of the Securities or the Securities Indentures, on the other hand, the provisions of this Agreement shall control. Any reference to amounts owed to Senior Lender shall mean amounts owed to the holders of the Securities for which Senior Lender is Collateral Manager under the terms of the CDOs.
     Section 5.17 Effect of Headings. The subject headings of the sections and subsections of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.
     Section 5.18 Further Actions. At any time and from time to time after the date of execution of this Agreement, each party shall, without further consideration, take such actions and execute and deliver such documents as the other party may reasonably request to carry out the transactions contemplated by this Agreement. Without limitation, Borrower and Junior Lender agree, at their expense, to execute and file any and all documents, and otherwise to do everything reasonably necessary under applicable law, to perfect and confirm the rights and interests granted to Senior Parties under this Agreement, and to facilitate and effect the rights and remedies of the Senior Parties following a Default.
[Signature blocks on next page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

SENIOR LENDER: TABERNA CAPITAL MANAGEMENT, LLC, as collateral manager

By: Name:	/s/ Raphael Licht Raphael Licht
Title:	Secretary

JUNIOR LENDER:

BEACHWOLD PARTNERS, LP

By: Name:	/s/ William S. Friedman William S. Friedman
Title:	General Partner

/s/ Robert Rothenberg

Robert Rothenberg

BORROWER:

TARRAGON CORPORATION

By: Name:	/s/ Charles D. Rubenstein Charles D. Rubenstein
Title:	Executive Vice President
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

The undersigned Affiliates of Junior Lender, William Friedman and Lucy Friedman, each individually and jointly and severally, and as husband and wife and as tenants by the entireties, have signed to indicate their agreement to be bound by the provisions of Articles 2, 3 and 4 of this Agreement, to guarantee the performance of this Agreement by Borrower and Junior Lender (which, for purposes of clarity, does not include the obligations of Borrower under the Securities Documents, including the repayment of the Senior Indebtedness), to be responsible for the performance or compliance with this Agreement by all members of the Friedman Family who are not parties to this Agreement (including the granting of all consents and agreements purported to be granted pursuant to this Agreement), and to make the representations, warranties and covenants to and for the benefit of Senior Lender stated in those sections as fully as if they were parties to this Agreement..

/s/ William S. Friedman
William S. Friedman

/s/ Lucy Friedman
Lucy Friedman

EXHIBIT “C”
SAMPLE SUBORDINATION LANGUAGE
(to be modified as necessary)
By execution of this [Agreement/other defined term for the document] by [Payee/other defined term for credit provider] and by [Tarragon’s/other defined term for borrowing entity] the parties agree to be bound by all the provisions of this Section ____.
(a) Subordination.
(i) Payee subordinates all debt and all claims and demands arising herefrom to all the Senior Debt [Senior Debt being defined as the debt from Tarragon to Taberna]. Subject to Section _(a)(ii) hereof, Payee and Tarragon agree that (i) all of the Senior Debt shall be paid before Payee shall be paid anything (of any kind or character) on account of the principal of or interest on any Subordinated Debt or any other sums payable in connection therewith and (ii) until all of the Senior Debt is finally paid, performed and complied with in full and any payments received by Senior Lender with respect to the Senior Debt may no longer be set aside as preferential under any federal or state bankruptcy act, state or federal law, common law or equitable cause, Tarragon will not make, and Payee will not demand or accept, either directly or indirectly, payment (of any kind or character) of all or any part of the Subordinated Debt without the prior written consent of Senior Lender.
(ii) Tarragon may make the regularly scheduled, non-accelerated payments of non-default interest due to Payee, provided that, (a) no event of default, or event which, with the giving of notice, passage of time or both, would constitute an event of default with respect to the Senior Debt or any documents executed in connection therewith, has occurred; and (b) such payment would not result in such an event of default.
(iii) The right of Senior Lender to enforce the subordination provisions and any other provisions hereof shall not in any way be prejudiced or impaired by any act or failure to act on the part of Senior Deb holder, Tarragon or Payee, or by any noncompliance by Tarragon or the Payee with the terms, provisions and covenants of this Section _.
(b) In Furtherance of Subordination:
(i) Upon any distribution of any of the assets of Tarragon, any guarantor of any of the Subordinated Debt or any collateral securing the Subordinated Debt, upon or in connection with any dissolution, winding up, liquidation, arrangement or reorganization of Tarragon, any guarantor of any of the Subordinated Debt or any other person or entity, or upon any assignment for the benefit of creditors or any other marshalling of the assets and/or liabilities of Tarragon or any guarantor of any of the Subordinated Debt or otherwise, any payment, dividend or distribution of any kind (whether in cash, securities or other property) which would otherwise be payable or deliverable with respect to the Subordinated Debt, shall be paid or delivered directly to Senior Lender for application (in the case of cash) to or as collateral (in the case of securities or other property) for the Senior Debt.

(ii) If any proceeding described in subsection _(b)(i) above is commenced, Senior Lender is irrevocably authorized (in its own name or in the name of Payee or otherwise), but shall have no obligation, to demand, sue for, collect and receive all such payments, dividends and distributions referred to in subsection _(b)(i), give acquittances therefor, file claims, proofs of claim and take such other actions (including without limitation, voting the Subordinated Debt) as it may deem necessary or advisable. Senior Lender is granted a power of attorney by Payee with full power of substitution to execute and file such documentation and take any other action Senior Lender may deem advisable to accomplish the foregoing, and to protect Senior Lender’s interest in the Subordinated Debt and its right of enforcement thereof. Such power being coupled with an interest is irrevocable.
(iii) If the Senior Debt is refinanced by another lender or group of lenders or another lender or group of lenders acquires the Senior Lender’s interest in the Senior Debt, the provisions of this Section ___ shall inure to the benefit of such other lender or lenders with the same force and effect as if such other lender or lenders were originally the “Senior Lender”. Without in any way limiting the generality of the foregoing, in any such event, (iv) Tarragon and Payee shall, upon request, execute and deliver to such other lender or lenders an acknowledgement that all provisions of this Section ___ are applicable to such lender’s debt.
(c) Limitations on Payee’s Rights. Without the prior written consent of Senior Lender, Payee agrees that it will not: (1) demand or accelerate any of the Subordinated Debt, (2) institute any court proceedings against Tarragon or any guarantor of any of the Subordinated Debt to collect any Subordinated Debt, (3) exercise any right or remedy against Tarragon, Tarragon’s assets, any guarantor of any of the Subordinated Debt or any of such guarantor’s assets, (4) amend, modify, alter, increase or extend the terms of any of the Subordinated Debt.
(d) Payments Held In Trust. In the event that Payee receives any dividend, distribution or payment referred to in Section ___ (b)(i), or receives any payment (of any kind or character) of any Subordinated Debt or security therefor in violation of this Section ___, Payee will (1) not credit such payments against the Subordinated Debt, (2) notify Senior Lender immediately thereof, and (3) receive the same in trust for Senior Lender and will immediately pay and deliver the same to Senior Lender in precisely the form received, except for any requisite endorsement or assignment, which Payee will make and authorizes Senior Lender or any of its officers or employees to make in the event that Payee does not make the same. Senior Lender will apply any such moneys so received by it in reduction of the Senior Debt and will hold any property other than money so received by it as collateral security therefor. In the event Payee shall obtain any lien, judgment or decree against Senior Lender, Payee will immediately assign the same to Senior Lender, or mark the same to Senior Lender’s use. If Payee fails to make any endorsement or assignment required hereunder, Senior Lender is hereby appointed attorney for Payee with full power of substitution to make any such endorsement or assignment. Such power of attorney being coupled with an interest is irrevocable.
(e) Senior Lender’s Rights. Without notice to Payee and without affecting or releasing any obligation or agreement of Payee under this Note or the subordination provided herein, Senior Lender may at any time or times do any of the following with respect to any of the Senior Debt: (1) amend, modify, alter or waive any of the terms thereof or any of the documents executed in connection therewith, (2) renew or extend the time for payment of all or any part thereof, (3)

decrease the amount thereof, (4) accept collateral security or guaranties therefor and sell, exchange, fail to perfect, release or otherwise deal with all or any part of any such collateral or guaranties, (5) release any party primarily or secondarily obligated thereon, (6) grant indulgences and take or refrain from taking any action with regard to the collection or enforcement thereof, and (7) take any action which might otherwise constitute a defense to or a discharge of Borrower or any guarantor. Nothing contained herein shall impair any right of Senior Lender with respect to any of the Senior Debt or any collateral security or guaranties therefor or the proceeds thereof.
(f) Amendment of Agreement. Payee and Tarragon agree that Section ___ of this Agreement may not be amended without the prior written consent of Senior Lender.

ACKNOWLEDGEMENT
     The Trustees of the CDOs (as defined in the foregoing Agreement) have signed below to indicate that they have received a copy of that Agreement, and make no representations concerning its terms.

THE BANK OF NEW YORK TRUST
COMPANY, NATIONAL ASSOCIATION, as
Trustee for TABERNA PREFERRED FUNDING
II, LTD., TABERNA PREFERRED FUNDING III,
LTD., TABERNA PREFERRED FUNDING IV,
LTD., and TABERNA PREFERRED FUNDING VI, LTD.

By:
Printed Name:

Title:

US BANK NATIONAL ASSOCIATION, as Trustee for TABERNA PREFERRED FUNDING V, LTD.
By:
Printed Name:

Title: